Exhibit (10)(jj)

SPLIT-DOLLAR INSURANCE SPECIAL ELECTION FORM

          I hereby make the election indicated below with respect to any split-dollar life insurance arrangement between me and Wachovia Corporation or any of its affiliates (“Wachovia”) (Multiple policies, if applicable, are all included in this one election.)

          By making this election and signing below, I acknowledge that Wachovia is not responsible and shall not be liable for the tax consequences of my election or any resulting termination of a split-dollar arrangement. I am solely responsible, and Wachovia has encouraged me to consult with my own professional advisors. I understand that this is a binding agreement between Wachovia and me and cannot be revoked. All authority conferred in this Special Election Form will survive my death or incapacity, and this Special Election Form will be binding on my heirs, assigns and other representatives or successors. I understand that (i) there are material tax consequences of my election, (ii) I have had the opportunity to discuss these consequences with my personal tax advisor and (iii) none of Wachovia, its agents or employees have any liability to me in respect of such tax consequences.

☐      I hereby elect to terminate the split-dollar arrangements.

     I understand that by electing to terminate my split-dollar arrangements, the Company will be entitled to recover any amounts owed it under the arrangements. By making this election, I authorize Wachovia and its representatives to take all actions necessary to effectuate the termination.

(For your election to be effective, this Special Election Form must be signed by the party to the split-dollar arrangements, which may be a trust. By signing this form, you represent that you have the full power and authority to terminate your split-dollar arrangements with Wachovia.)

Signature:	If a trust is a party to the split-dollar arrangements, the trustee should sign below.
/s/ Benjamin P. Jenkins, III
Benjamin P. Jenkins, III	NAME OF TRUST: Wachovia Bank, NA Trustee of The Benjamin P. Jenkins, III Irrevocable Life Insurance Trust dated February 8, 1995

	By:	/s/ Thomas R. Harrison, Jr., Trustee
Thomas R. Harrison, Jr., VP, Trustee
Date: December 4, 2003
Date: December 4, 2003

This form must be delivered by December 8, 2003 to:	Charles D. Loring
Wachovia Corporation
Executive Compensation
ATTN: Urgent – Split-Dollar Election
301 South Tryon Street NC0951
Charlotte, NC 28288-0951